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                                                                   EXHIBIT 10.13

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

          This Employment and Non-Competition Agreement (the "Agreement") is entered into on August 9, 2002, by and between Jeffrey A. Evans, an individual ("Executive"), and Hall, Kinion & Associates, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          WHEREAS, Executive has been the President and Chief Operating Officer of OnStaff, a California corporation ("OnStaff"), Boardnetwork.com, a California corporation ("Boardnetwork"), and Healthcare Staffing Resources, Inc., a California corporation ("Healthcare," and collectively, with OnStaff and Boardnetwork, "Prior Employers"), and has made numerous and invaluable contributions to the leadership and management of Prior Employers;

          WHEREAS, the Company is entering into an Asset Purchase Agreement (the "Purchase Agreement") of even date herewith to acquire all, or substantially all, of the assets of each of the Prior Employers;

          WHEREAS, the Company desires to secure the services of Executive as its Executive Vice President, reporting to the Chief Executive Officer of the Company, and Executive desires to perform such services for the Company, on the terms and conditions set forth herein;

          WHEREAS, the Company, the Prior Employers and each of their respective Affiliates are in the business of sourcing and delivering human capital and providing temporary staff and personnel (the "Business");

          WHEREAS, the Company and its Affiliates (as defined herein) engage in, or intend to engage in, the Business throughout the world;

          WHEREAS, if Executive were to compete with the Company or any of its Affiliates' operation of the Business anywhere in the world, the Company would be deprived of the full benefit of any reputation or goodwill associated with the Prior Employers, as the Prior Employers may exist on and after the date hereof;

          WHEREAS, Executive shall execute and deliver this Agreement concurrently with the execution and delivery of the Purchase Agreement and the closing of the transactions contemplated thereby; and

          WHEREAS, the covenants provided herein are material, significant and essential to effecting the transactions contemplated by the Purchase Agreement, and good and valuable consideration under the Purchase Agreement has been transferred to Executive in exchange for such covenants and the goodwill associated with the Prior Employers;

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          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises of the parties and the mutual benefits they will gain by the performance thereof, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

     1.   Employment by the Company and Term.

          (a) Term of Employment. The Company agrees to employ Executive as its Executive Vice President, reporting to the Chief Executive Officer of the Company, and Executive hereby accepts such employment, subject to the terms and conditions set forth herein. Subject to Section 5 hereof, the term of employment of Executive under this Agreement shall begin as of the date hereof and end on the fifth anniversary of the date hereof, unless the employment of Executive is terminated earlier pursuant to Section 5 hereof (such period when this Agreement is in effect being referred to herein as the "Term"). Notwithstanding the foregoing, the provisions of Sections 6 [Non-Competition], 7 [Proprietary Information Obligations] and 8 [Noninterference] shall survive the termination of this Agreement.

          (b) Duties. Executive shall serve in an executive capacity at the Company and/or its Affiliates and shall perform such duties as are consistent with his position as set forth in sub-Section (a) above and as may be required by the Board of Directors of the Company. Such duties shall include, without limitation, the objectives and expectations set forth in the job description attached hereto as Exhibit A. During the term of his employment with the Company, Executive agrees that he shall devote all of his business time and best efforts solely and exclusively to the performance of his duties hereunder and to the business and affairs of the Company, whether such business is operated directly by the Company or through one or more Affiliates of the Company. Notwithstanding the immediately preceding sentence, Executive may engage in managing his equity securities and similar passive investments so long as such activities do not interfere with the performance of his duties hereunder. For purposes of this Agreement, "Affiliate" means, with respect to any specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person or entity. Executive agrees that if he is elected or appointed a director or an officer of any subsidiary or Affiliate of the Company for any period during his employment by the Company consistent with his duties and responsibilities as set forth in this Section 1 and Exhibit A, Executive will serve in such capacities without compensation in addition to that specified in this Agreement.

          (c) Company Policies. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company; provided, however, that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

     2.   Compensation and Benefits.

          (a) Salary. Executive shall receive for his services rendered hereunder (i) a one-time signing bonus of Fifty Thousand Dollars ($50,000) payable upon the mutual execution of this Agreement (the "Signing Bonus"), and
(ii) an annual base salary of Three Hundred Fifteen

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Thousand Dollars ($315,000) (the "Base Salary") payable in accordance with the
Company's payroll practices in effect from time to time during the Term, subject to standard withholdings for taxes and social security and the like. Executive's Base Salary shall be reviewed annually by the Board of Directors of the Company for the purpose of considering increases thereof. In conducting this review, the Board of Directors of the Company shall consider appropriate factors, including, without limitation, Executive's performance, the Company's financial condition and compensation afforded to senior executives of comparable corporations. The Base Salary shall not be decreased without the written consent of Executive, unless the base salaries of the Company's other senior executives are reduced by the same percentage.

          (b) Stock Options. In recognition of Executive's agreement to serve as Executive Vice President, on the date hereof, the Company will grant to Executive nonqualified stock options (the "Options") to acquire two hundred and fifty thousand (250,000) shares of the Company's Common Stock (the "Option Shares"), subject to the terms and conditions set forth in this Section 2(b). The Options will vest as to one-quarter (1/4) of the Option Shares on the first anniversary date of the date hereof and in equal monthly installments over the following thirty six (36) months so that all Option Shares are fully vested by the fourth anniversary of the date hereof, provided that Executive is employed by the Company on each such vesting date. The Options will be issued pursuant to and will be subject to the terms and conditions of the Company's 1997 Stock Option Plan, as amended from time to time (the "Option Plan"), and the stock option agreement executed thereunder. The exercise price of the Options will be the fair market value of a share of the Company's Common Stock on the date of grant determined in accordance with the provisions of the Option Plan. If, upon the termination of Executive's employment, any portion of the Options is not yet vested or exercised, such portion of the Options shall terminate and shall not become vested or exercisable pursuant to the terms and conditions of the Plan; provided, however, that if Executive's employment is terminated either by the Company without "cause" (as defined in Section 5(e)(2) hereof) or by Executive for "good reason" (as defined in Section 5(d) hereof) or upon a Change of Control, then all unvested Options shall immediately vest and shall be exercisable pursuant to the terms and conditions of the Option Plan. For purposes of this Agreement, "Change of Control" shall be mean the consummation of any one of the following events: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least a majority of the voting securities of the acquiring corporation); (iii) a merger or consolidation in which the Company is the surviving corporation and less than fifty percent (50%) of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction, or (iv) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes the beneficial owner of voting securities of the Company representing a majority of the combined voting power of all of the voting securities of the Company. For purposes of this definition, any person who acquired securities of the Company prior to the

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occurrence of the specified transaction in contemplation of such transaction and who immediately after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving corporation, as appropriate, (or if the Company or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above) shall not be included in the calculation of the group of persons who owned such voting securities immediately prior to such transaction.

          (c) Benefits. During the Term, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. Notwithstanding the foregoing, Executive shall only be entitled to participate in any such plan or program if executive officers of the Company are generally eligible to participate in such plan or program. The Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Executive understands that any such plans may be modified or eliminated in the discretion of the Company in accordance with applicable law. In addition, the Company shall provide the following benefits to Executive:

              (1) Life insurance for $1,000,000 with an insurance carrier and terms mutually agreed upon by the parties; and

              (2) Automobile allowance for the lease of an automobile selected by Executive for his use with a purchase price not to exceed $100,000.

          (d) Vacation. Executive shall be entitled to a period of annual paid vacation time equal to not less than four (4) weeks per year and sick leave in accordance with the Company's policy applicable to employees at a similar level in effect during the Term. The days selected for Executive's vacation shall be mutually agreeable to the Company and Executive. Executive's eligibility to carryover or to be paid for any portion of his vacation and sick leave shall be subject to the Company policy applicable to employees at a similar level in effect during the Term.

          (e) Key Man Life Insurance. Executive shall take such actions as may be reasonably necessary or appropriate to permit the Company to obtain a key man life insurance policy insuring Executive and naming the Company as beneficiary.

          (f) Expenses. Subject to compliance with the Company's normal and customary policies regarding substantiation and verification of business expenses, Executive is authorized to incur on behalf of the Company, and the Company shall directly pay or shall fully reimburse Executive for, all customary and reasonable expenses incurred for promoting, pursuing or otherwise furthering the business of the Company and its Affiliates.

     3.   Bonus Plans.

          (a) In addition to the salary provided by Section 2(a), Executive will participate in the Company's Bonus Plan for similarly situated executive employees of the

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Company, pursuant to which Executive shall be eligible to receive additional incentive compensation on an annual basis. The parties hereto agree that any such bonus (the "Performance Bonus") shall be adjusted based upon quantitative budgets, targets and Executive's performance towards achieving those goals and targets as established annually by the Board of Directors or Compensation Committee of the Board of Directors.

          (b) Should Executive's employment (other than a termination by the Company or a voluntary termination) terminate prior to the end of the Company's fiscal year, Executive's Performance Bonus based upon objective criteria rather than discretionary evaluations, if any, for that fiscal year, shall be prorated based on the portion of the fiscal year prior to the termination.

     4. Reasonable Support. Executive shall be furnished reasonable office space, assistance and facilities. Within the budgets established by the Chief Executive Officer or the Board of Directors of the Company, Executive shall have the ability to hire personnel in order to assist Executive with the performance of his duties hereunder.

     5.   Termination of Employment.

          (a) Termination Upon Death. If Executive dies prior to the expiration of the Term, the Company shall pay to Executive's estate, or other designated beneficiary(s) as shown in the records of the Company, any salary earned but unpaid, reimbursement of business expenses (subject to compliance with the Company's normal and customary policies regarding substantiation and verification of business expenses) and benefits that Executive is then entitled to receive under any benefit plans of the Company. The Company also will pay to Executive's estate a pro rata portion of the Performance Bonus which would have otherwise been earned by Executive through the Termination Date (which for purposes of this clause (a) shall be the date of Executive's death), less standard withholdings for tax and social security. The Company shall have no obligation to make any other payment, including severance or other compensation, of any kind. All other benefits provided by the Company to Executive under this Agreement, including the benefits set forth in Section 2(c)(1) and (2) hereof, or otherwise shall cease as of the Termination Date.

          (b) Termination Upon Disability. The Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable, as determined in good faith by the Board of Directors of the Company, to perform the essential functions of his position, even after reasonable accommodation, for six (6) months within any twelve (12) month period (a "Disability"). If Executive disputes the existence of a Disability, within thirty (30) days of written notice of the dispute to the Chief Executive Officer of the Company, each party shall select a licensed medical practitioner with at least ten (10) years in practice and certified in the specialty applicable to the alleged Disability. The two (2) medical practitioners shall jointly select an independent third medical practitioner within thirty (30) days of their selection and the three (3) medical practitioners shall jointly determine if Executive has suffered a Disability. The decision of the medical practitioners shall be conclusive and binding upon the parties. In the event that Executive's employment is terminated pursuant to this Section 5(b), Executive shall receive payment for any earned and unpaid Base Salary, reimbursement of business expense (subject to compliance with the Company's normal and

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customary policies regarding substantiation and verification of business expenses) and benefits that Executive is then entitled to receive under benefit plans of the Company. The Company also will pay to Executive a pro rata portion of the Performance Bonus which would have otherwise been earned by Executive through the Termination Date (which for purposes of this clause (b) shall be the date of Executive's termination for Disability), less standard withholdings for tax and social security purposes. After the Termination Date, no other compensation of any kind or severance or other payment of any kind or payment in lieu of notice shall be payable by the Company. All benefits provided under
Section 2(c) hereof (except those set forth under Section 2(c)(1) and (2) hereof) shall be extended, at Executive's election and cost, to the extent permitted by the Company's insurance policies and benefit plans, for six (6) months after Executive's Termination Date, except as required by law. Except as set forth in this sub-section, all benefits provided by the Company to Executive under this Agreement, including the benefits set forth in Section 2(c)(1) and
(2) hereof, or otherwise shall cease as of the Termination Date.

          (c) Voluntary Termination Without Good Reason. Executive may voluntarily terminate his employment with the Company at any time upon sixty
(60) days prior written notice to the Company. The Company may accelerate the termination of Executive's employment to a date prior to the sixtieth (60th) day upon written notice thereof being delivered to Executive by the Company. In the event that Executive's employment is terminated under this clause (c), Executive shall receive payment for any earned but unpaid Base Salary, and benefits the Executive is then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the Termination Date, which for purposes of this clause (c) shall be the earlier of
(1) the date upon which the sixty (60) days referenced above expires, (2) the date to which the Company elects to accelerate the termination of Executive's employment, or (3) the date upon which Executive ceases performing his duties hereunder. The Company shall have no further obligation to pay any compensation of any kind (including, without limitation, any Performance Bonus or portions thereof that otherwise may have become due and payable to Executive with respect to the year in which such Termination Date occurs) or severance payment of any kind nor to make any payment in lieu of notice. All benefits provided by the Company to Executive under this Agreement, including the benefits set forth in
Section 2(c)(1) and (2) hereof, or otherwise shall cease as of the Termination Date.

          (d) Voluntary Termination for Good Reason. Executive may voluntarily terminate his employment with the Company for "good reason" at any time within ninety (90) days after the occurrence of an event constituting "good reason" by providing thirty (30) days prior written notice to the Company. For purposes of this Agreement "good reason" is defined as (i) Company's material breach of this Agreement, (ii) a material reduction of Executive's duties or authority (other than in connection with a termination of Executive's employment in accordance with Section 5(a), (b), (c) or (e) hereof), or (iii) a complete change in the primary business of the Company. In the event that Executive terminates his employment pursuant to this Section 5(d), Executive shall receive payment for any earned but unpaid Base Salary, and benefits that the Executive is entitled to receive under benefit plans of the Company as of the Termination Date (which for purposes of this clause (d), shall be the date of termination of Executive's employment), less standard withholdings for tax and social security purposes. The Company shall also pay to Executive as severance an amount equal to three
(3) times the annual Base Salary set forth in Section 2(a) (not including the Signing Bonus). No other compensation

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of any kind or severance or other payment of any kind or payment in lieu of notice shall be payable by the Company after such Termination Date. All benefits provided by the Company to Executive under this Agreement, including the benefits set forth in Section 2(c)(1) and (2) hereof, or otherwise shall cease as of the Termination Date.

          (e) Termination for Cause.

              (1) Termination; Payment of Salary. Either the Chief Executive Officer of the Company or the Board may terminate Executive's employment with the Company at any time for "cause" (as defined below), immediately upon written notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated under this clause (e), Executive shall receive payment for all earned but unpaid Base Salary and benefits the Executive is then entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the Termination Date, which for purposes of this clause (e) shall be the date upon which such notice of termination is given. The Company shall have no further obligation to pay any compensation of any kind (including, without limitation, any Performance Bonus or portions thereof that otherwise may have become due and payable to Executive with respect to the year in which such Termination Date occurs, which for purposes hereof shall be the date specified in the Company's notice) or severance payment of any kind nor to make any payment in lieu of notice. All benefits provided by the Company to Executive under this Agreement, including the benefits set forth in Section 2(c)(1) and
(2) hereof, or otherwise shall cease as of the Termination Date.

              (2) Definition of Cause. For purposes of this Agreement, the Company shall have "cause" to terminate Executive's employment upon any of the following: (a) a breach by Executive of the terms of his employment, including the duties and expectations set forth in the job description attached hereto as Exhibit A, or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any Affiliate that has not been approved by a majority of the disinterested directors of the Board of Directors of the Company, if in any such case such breach remains uncured after the lapse of thirty (30) days following the date that the Company has given Executive written notice thereof; provided, however, that if such breach requires more than thirty (30) days to cure, Executive shall be provided with such additional amount of time as reasonably necessary to cure such breach; (b) any act of misappropriation, embezzlement, intentional fraud or other violation of the law or similar conduct by Executive involving the Company or any Affiliate; (c) the conviction or the plea of nolo contendere or the equivalent in respect of a felony; (d) any material damage to any property of the Company or any Affiliate caused by Executive's willful or grossly negligent conduct; (e) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that the Board of Directors reasonably determines renders Executive unfit to serve in his capacity as an officer of the Company or its Affiliates; (f) the failure by Executive to comply with the reasonable and lawful instructions of the Chief Executive Officer or the Board of Directors after fifteen (15) days written notice hereof; or (g) conduct by Executive that in the good faith determination of the Board demonstrates gross unfitness to serve in his capacity as an officer or employee of the Company or its Affiliates, including, without limitation, a finding by the Board or any regulatory authority that Executive has committed acts of substantial misconduct or dishonesty or other deliberate act or omission of

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breach of fiduciary duties as an officer of the Company or any of its Affiliates detrimental or damaging in a significant way to the goodwill of the Company or any of its Affiliates or materially damaging to the Company's or any of its Affiliates' relationships with their respective clients, suppliers or employees or employee harassment or violated a material law or regulation applicable to the business of the Company and its Affiliates.

          (f) Termination Without Cause. The Company at any time upon prior written notice may terminate Executive without cause. In the event that Executive's employment is terminated pursuant to this Section 5(f), Executive shall receive payment for any earned but unpaid Base Salary, and benefits that the Executive is entitled to receive under benefit plans of the Company as of the Termination Date (which for purposes of this clause (f), shall be the date of termination of Executive's employment), less standard withholdings for tax and social security purposes. The Company shall also pay to Executive as severance an amount equal to three (3) times the annual Base Salary set forth in
Section 2(a) (not including the Signing Bonus). No other compensation of any kind or severance or other payment of any kind or payment in lieu of notice shall be payable by the Company after such Termination Date. All benefits provided by the Company to Executive under this Agreement, including the benefits set forth in Section 2(c)(1) and (2) hereof, or otherwise shall cease as of the Termination Date.

          (f) At-Will Employment. Executive understands and agrees that employment with the Company is at-will, which means that either Executive or the Company may terminate this Agreement at any time with or without cause as set forth in this Agreement. Any modification of the at-will nature of this Agreement must be in writing and executed by Executive and the Company.

          (g) Termination Does Not Affect Earnout. Neither the termination of this Agreement nor Executive's employment hereunder shall affect the Company's obligation to pay the Earnout if earned pursuant to the terms and conditions contained in Section 2.07 of the Purchase Agreement.

     6. Non-Competition. Executive agrees that during the Term and for the longer of (x) a one year period following the end of the Term or (y) three (3) years from the date hereof, he will not, directly or indirectly, own, manage, operate, join, advise, control or otherwise engage or participate in or be connected as an employee, consultant, independent contractor, guarantor, creditor, agent, partner, joint venturer, officer or director of any business which may compete against the Business within any jurisdiction in this world; nor shall Executive acquire by reason of purchase during the term of his employment with the Company the ownership of more than one percent (1%) of the outstanding equity interest in any such competitive institution or entity.

     7. Proprietary Information Obligations. During the term of Executive's employment by the Company, Executive will have access to and become acquainted with the Company's confidential and proprietary information (collectively "Proprietary Information"), including but not limited to information or plans regarding the Company's customer relationships; personnel; sales, marketing and financial operations and methods; and other compilations of information, records and specifications. Executive shall not disclose any of the Company's Proprietary Information, directly or indirectly, to any person, firm, corporation or

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other entity for any reason or purpose whatsoever, nor shall Executive make use of any such Proprietary Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances, during or after the Term, except as reasonably necessary in the course of his employment for the Company or as authorized in writing by the Company. Notwithstanding the foregoing, in the event of a dispute between the Company and the Executive, Executive shall have the right to disclose to his advisors and attorneys Proprietary Information relevant to the representation of Executive's interests in such dispute. All files, records, documents, computer-recorded or electronic information and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment, and no copies thereof shall be kept by Executive.

     8. Noninterference. Executive agrees that during the Term and for the longer of (x) a one year period following the end of the Term or (y) three (3) years from the date hereof, he agrees not to, either on his own account or for any person, firm or company: (a) solicit or attempt to solicit, directly or indirectly, any employee, client or customer of the Company or any Affiliate of the Company, or (b) take any other action that may cause any such employee, client or customer of the Company or any Affiliate of the Company to terminate or adversely alter his, her or its relationship with the Company or such Affiliate; provided, however, that after the Term, he may solicit or attempt to solicit a client or customer of the Company or any Affiliate of the Company so long as such actions do not relate to the Company's business or any business of any Affiliate of the Company and such actions do not cause any such client or customer of the Company or any Affiliate of the Company to terminate or adversely alter his, her or its relationship with the Company or such Affiliate.

     9. Injunctive Relief. The parties hereto agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Sections 6, 7 or 8 of this Agreement by Executive, and in the event or any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, seek to obtain and enforce an injunction prohibiting Executive from violating this Agreement and requiring Executive to comply with the terms of this Agreement.

     10. Separate Covenants. The noncompetition and noninterference provisions of this Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by the Company and its Affiliates and each region included within the geographic area referred to in Section 6 hereof. The parties expressly agree that the character, duration and geographical scope of such provisions in this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of such provisions is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Executive and the Company that such noncompetition and noninterference provisions of this Agreement shall be construed by the court in such a manner as to impose only those restrictions

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on the conduct of Executive which are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company and its Affiliates of the intended benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together they are more extensive than necessary to assure the Company and its Affiliates of the intended benefit of such noncompetition and noninterference provisions, it is expressly understood and agreed between the parties hereto that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     11. Executive's Representations. Executive hereby represents and warrants to the Company that he:

          (a) is not now under any obligation of a contractual or quasi-contractual nature known to him that is inconsistent or in conflict with this Agreement or that would prevent, limit or impair the performance by Executive of his obligations hereunder; and

          (b) has been represented by legal counsel in the preparation, negotiation, execution and delivery of this Agreement and understands fully the terms and provisions hereof.

     12. Dispute Resolution and Binding Arbitration. Executive and the Company agree that in the event a dispute arises concerning or relating to Executive's employment with the Company, such dispute shall be submitted to binding arbitration in accordance with the employment arbitration rules of Judicial Arbitration and Mediation Services ("JAMS") by a single impartial arbitrator selected as follows: if the Company and Executive are unable to agree upon an impartial arbitrator within ten (10) days of a request for arbitration, the parties shall request a panel of employment arbitrators from JAMS and alternatively strike names until a single arbitrator remains. The arbitration shall take place in San Francisco, California, and both Executive and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with JAMS' rules and procedures. Except as set forth in Section 9 hereof, Executive and the Company agree that the arbitration procedure provided for in this section will be the exclusive avenue of redress for any disputes relating to or arising from Executive's employment with the Company, and that the award of the arbitrator shall be final and binding on both parties, and nonappealable. The arbitrator shall have discretion to award monetary and other damages, or no damages, and to fashion such other relief as the arbitrator deems appropriate. The arbitrator shall also have discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action under this provision. THE COMPANY AND EXECUTIVE ACKNOWLEDGE AND AGREE THAT BY AGREEING TO ARBITRATE, THEY ARE WAIVING ANY RIGHT TO BRING AN ACTION AGAINST THE OTHER IN A COURT OF LAW, EITHER STATE OR FEDERAL, AND ARE WAIVING THE RIGHT TO HAVE CLAIMS AND DAMAGES, IF ANY, DETERMINED BY A JURY.

     13.  Miscellaneous.

          (a) Notices. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is

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

delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received): (i) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, forty-eight (48) hours after such deposit as registered or certified mail; or (ii) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, twenty-four (24) hours after the delivery time promised by the delivery service.

               To the Company:

               2570 North First Street
               San Jose, CA 95131-1018
               Fax:  (408) 383-9801
               Attention:  Chief Executive Officer

               With a copy to:
               Gibson, Dunn & Crutcher LLP
               1530 Page Mill Road
               Palo Alto, California 94304
               Fax:  (650) 849-5031
               Attention:  Larry Calof, Esq.

               To Executive:

               Jeffrey A. Evans
               20847 Betron Street
               Woodland Hills, CA  91364
               Fax:  (818) 716-9666

               With a copy to:

               Weinstock, Manion, Reisman, Shore & Neumann
               1875 Century Park East, 15th Floor
               Los Angeles, California 90067

               Fax: (310) 553-5165
               Attention:  Louis Reisman, Esq.

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) Severability. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any

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

term or provision (or any portion thereof) is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

          (c) Entire Agreement. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral. Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to the employment of Executive by the Company, or the payment of any compensation or the provision of any benefit in connection therewith or otherwise are hereby terminated and shall be of no future force and effect.

          (d) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          (e) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's estate, unless Executive has provided written notice to the Company specifying a different beneficiary or beneficiaries (which notice(s) may be changed from time to time at the sole discretion of Executive).

          (f) Attorneys Fees. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorney's fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

          (g) Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. Except for Executive's estate under Section 5 and Section 13(e) and the Affiliates, nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (h) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of California.

          (i) Further Assurances. Each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken, all appropriate actions, and to cause to take or to be taken, all things necessary, proper or advisable under applicable laws to effect the transactions

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

contemplated by this Agreement, including without limitation, execution and delivery to the Company of such representations in writing as may be requested by the Company in order for its to comply with applicable federal and state securities laws.

          (j) Fees and Expenses. Each of the parties hereto shall bear its own fees and expenses incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

          (k) Stay of Time. In the event Executive violates the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended upon the date of such violation and shall resume on the date such violation permanently ceases.

          (l) Benefits. If, in the sole and absolute discretion of the Board of Directors of the Company, Executive is permitted to participate in any other plan or agreement for eligible employees of the Company which is not specifically referred to herein, or to receive any other employment benefits, it is agreed that nothing contained in this Agreement shall affect the right of the Company to terminate or modify any such plan or agreement, or other benefit in whole or in part at any time and from time to time.

              IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                            EXECUTIVE:

                                            /s/ Jeffrey A. Evans
                                            ------------------------------------
                                            Jeffrey A. Evans

                                            COMPANY:

                                            Hall, Kinion & Associates, Inc.

                                            By: /s/ Brenda Rhodes
                                                --------------------------------
                                            Name:
                                                --------------------------------
                                            Title:
                                                 -------------------------------

                       SIGNATURE PAGE TO JEFFREY A. EVANS
                         EMPLOYMENT AND NON-COMPETITION

                                    EXHIBIT A

                                 JOB DESCRIPTION

Executive Vice President - ("EVP") reporting directly to the Chief Executive Officer of Hall, Kinion & Associates, Inc. (the "Company"). The Company's existing staffing divisions, which are limited to Corporate Professionals (including Finance & Accounting, Legal Professionals, Insurance Professionals), Skilled Professionals (including Real Estate Services, Banking Services, Financial Services), Medical Professionals (including all clinical, allied health, pharmaceutical and administrative medical personnel) except for the existing information technology staffing division, shall report to the EVP. Strategic responsibilities shall encompass developing and implementing growth initiatives for the existing divisions reporting to the EVP, which may include supervising the (i) opening and closing of offices, (ii) completing of acquisitions and divestitures and (iii) internal development of new divisions. Operational responsibilities shall include supervising the (i) day-to-day operations, (ii) hiring and termination decisions, (iii) maintenance of key client relationships and (iv) sales and marketing functions.